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                                                                    EXHIBIT 99.1

[WHITEHALL LOGO]
                                                          NEWS RELEASE

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                                             For:      Whitehall Jewellers, Inc.
                                             Contact:  John R. Desjardins
FOR IMMEDIATE RELEASE                                  Executive Vice President
                                                       312-762-9751


                  WHITEHALL JEWELLERS, INC. NAMES NEW DIRECTOR

     Chicago, Illinois, June 23, 2005 -- Whitehall Jewellers, Inc. (NYSE: JWL) today announced the appointment of Mr. Steven J. Pully to its board of directors. Mr. Pully is the President of Newcastle Capital Management, L.P., the general partner of Newcastle Partners, L.P.

     "Steve Pully will bring additional knowledge, depth and experience to our board and we are delighted that he is joining us," said Dan Levy, the Chairman of the Board of Whitehall.

     Mr. Pully has served as the President of Newcastle Capital Management, L.P. since January 2003 and has been with Newcastle Partners since December 2001. He has served as a director, Chief Executive Officer and Secretary of New Century Equity Holdings Corp. since June 2004 and as a director of Pizza Inn, Inc. since December 2002. From January 2003 to June 2004, he served a Chief Executive Officer of privately-held Pinnacle Frames and Accents, Inc., a domestic picture frame manufacturer. Prior to joining Newcastle Management, from May 2000 to December 2001, he was a managing director in the mergers and acquisitions department of Banc of America Securities and from January 1997 to May 2000 he worked in the investment banking department at Bear Stearns, where he became a Senior Managing Director in 1999. Prior to becoming an investment banker, Mr. Pully practiced securities and corporate law at the law firm Baker & Botts. Mr. Pully is a CPA, a member of the Texas Bar and is also a CFA charterholder.

     Whitehall Jewellers, Inc. is a leading national specialty retailer of fine jewelry, currently operating 386 stores in 38 states. The Company operates stores in regional and superregional



155 NORTH WACKER DRIVE                                        MAIN: 312-782-6800
CHICAGO, ILLINOIS 60606                                        FAX: 312-469-5592
                           investorrelations@whji.com

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shopping malls under the names Whitehall Co. Jewellers, Lundstrom Jewelers and
Marks Bros. Jewelers.

SAFE HARBOR STATEMENT

This release contains certain forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to the Company that are based on the current beliefs of management of the Company as well as assumptions made by and information currently available to management including statements related to the markets for our products, general trends and trends in our operations or financial results, plans, expectations, estimates and beliefs. In addition, when used in this release, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict," "opinion" and similar expressions and their variants, as they relate to the Company or our management, may identify forward-looking statements. Such statements reflect our judgment as of the date of this release with respect to future events, the outcome of which is subject to certain risks, including the factors described below, which may have a significant impact on our business, operating results or financial condition. Investors are cautioned that these forward-looking statements are inherently uncertain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. The Company undertakes no obligation to update forward-looking statements. The following factors, among others, may impact forward-looking statements contained in this release: (1) a change in economic conditions or the financial markets which negatively impacts the retail sales environment and reduces discretionary spending on goods such as jewelry; (2) reduced levels of mall traffic caused by economic or other factors;
(3) increased competition from specialty jewelry retail stores, the Internet and mass merchant discount stores which may adversely impact our sales and gross margin; (4) our ability to execute our business strategy and the related effects on comparable store sales and other results; (5) the extent and results of our store expansion strategy and associated occupancy costs, and access to funds for new store openings and the ability to exit underperforming stores; (6) the high degree of fourth quarter seasonality of our business and the impact on the Company's sales, profitability and liquidity; (7) the extent and success of our merchandising, marketing and/or promotional programs; (8) personnel costs and the extent to which we are able to retain and attract key personnel; (9) the effects of competition on the Company including merchandise availability, real estate opportunities and retention of personnel; (10) the availability, terms and cost of consumer credit; (11) relationships with suppliers including the timely delivery to the Company of appropriate merchandise and services on payment and other terms consistent with past practice; (12) our ability to maintain adequate information systems capacity and infrastructure; (13) our continued ability to secure sufficient financing on acceptable terms, including, if an event of default were to occur pursuant to the Company's revolving loan facility, that the Company may be required to negotiate relief with its lenders or seek new financing with respect to which there may be no assurance that new financing agreements would be available on acceptable terms or at all; (14) our leverage, liquidity, and cost of funds and changes in interest rates that may increase such costs; (15) our ability to maintain adequate loss prevention measures; (16) fluctuations in raw material prices, including diamond, gem and gold prices; (17) the impact of current or future price reductions on margins and resultant valuation allowances taken on certain merchandise inventory identified from time to time as items which would not be part of the Company's future merchandise presentation as well as alternative methods of disposition of this merchandise inventory and resultant valuations taken; (18) developments relating to settlement of the consolidated Capital Factors actions, the non-prosecution agreement entered into with the United States Attorney's Office, the Securities and Exchange Commission (the "SEC") investigation, and shareholder and other civil litigation, including the impact of such developments on our results of operations and financial condition and relationship with our lenders or with our vendors; (19) regulation affecting the industry generally, including regulation of marketing practices; and (20) the risk factors identified from time to time in our filings with the SEC.

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155 NORTH WACKER DRIVE                                        MAIN: 312-782-6800
CHICAGO, ILLINOIS 60606                                        FAX: 312-469-5592
                           investorrelations@whji.com